UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.02          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 2, 2015, SunOpta Inc. (the “Company”) issued a press release announcing financial results for the quarter and year ended January 3, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including but not limited to Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.        OTHER EVENTS

On March 2, 2015, the Company’s board of directors authorized the repurchase of up to $30 million of the Company’s outstanding common shares over a 12-month period effective immediately and continuing through March 2, 2016. The repurchases are expected to occur from time to time as market conditions warrant through open market transactions effected through the facilities of the Nasdaq Stock Market in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors. In no event will the Company acquire shares representing in excess of 5% of its issued and outstanding shares unless all necessary regulatory approvals have first been obtained. The actual number of shares purchased, the timing of purchases and the price at which shares will be purchased under the share repurchase program will depend on the market price of the Company’s shares, general market conditions and the Company’s capital requirements and potential alternative uses for cash resources. There is no assurance that any shares will be purchased under the share repurchase program and the Company may elect to suspend or discontinue the program at any time.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 2, 2015, announcing financial results for the quarter and year ended January 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President, Chief Financial Officer
Date:	March 5, 2015